Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211271

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities described herein, and they are not soliciting an offer to buy these securities, in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated June 8, 2016

PROSPECTUS    SUPPLEMENT

(To prospectus dated May 24, 2016)

7,000,000 Shares

Tesco Corporation

Common Shares

We are offering 7,000,000 common shares. Our common shares are listed on the Nasdaq Global Select Market under the symbol “TESO.” On June 7, 2016, the last sales price of our common shares as reported on the Nasdaq Global Select Market was $7.72 per share.

Investing in the common shares involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriter the option to purchase up to an additional 1,050,000 common shares from us, at the public offering price, less the underwriting discount, for 30 days after the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about June     , 2016.

BofA Merrill Lynch

The date of this prospectus is June     , 2016.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information provided in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus we may authorize to be delivered to you or to which we have referred you. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. The information in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may authorize to be delivered to you may only be accurate as of the respective dates thereof. You should not assume that the information in this prospectus supplement is current as of any date other than the date of this prospectus supplement, and you should not assume that the information contained in a document incorporated by reference is accurate as of any date other than the date of such document (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security as our business, financial condition, results of operations and prospects may have changed since then.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are part of a shelf registration statement that we filed with the Securities and Exchange Commission (“SEC”). If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should carefully read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus, before you invest. These documents contain information you should consider before making your investment decision.

Unless otherwise indicated, all references in this prospectus to “Tesco,” “Tesco Corporation,” the “Company,” “we,” “our,” “us,” and like terms refer collectively to Tesco Corporation and its consolidated subsidiaries.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference and the other documents to which we refer for a more complete understanding of our business and this offering. Please read the section entitled “Risk Factors” commencing on page S-4 of this prospectus supplement and additional information contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for more information about important factors you should consider before investing in our common shares in this offering.

Except as the context otherwise indicates, the information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional common shares.

OUR COMPANY

Tesco Corporation was organized under the laws of Alberta, Canada on December 1, 1993 through the amalgamation of Shelter Oil and Gas Ltd., Coexco Petroleum Inc., Forewest Industries Ltd. and Tesco Corporation. We are a global leader in the design, assembly and service delivery of technology-based solutions for the upstream energy industry with global operations. With a strong commitment to in-house research and engineering, we seek to change the way wells are drilled by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for, and producing, oil and natural gas. Our product and service offerings consist mainly of equipment sales and services to drilling contractors and exploration and production companies throughout the world.

Our four business segments are:

•	Products—product sales, rental services and after-market sales and services;

•	Tubular Services—land and offshore services augmented by sales of products, accessories and consumables for the casing running process;

•	Research and Engineering—internal research and development activities related to our proprietary tubular services and top drive model development; and

•	Corporate and Other—including executive management and several global support and compliance functions.

Corporate Information

Tesco Corporation’s principal executive offices are located at 11330 Clay Road, Suite 350, Houston, Texas 77041. Our phone number is (713) 359-7000 and our website address is www.tescocorp.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	Tesco Corporation

Number of our common shares offered	7,000,000 shares (8,050,000 shares if the underwriter exercises its option to purchase additional shares in full)

Number of our common shares outstanding following this offering(1)	46,272,686 shares (47,322,686 shares if the underwriter exercises its option to purchase additional shares in full)

Option to purchase additional shares	We have granted the underwriter the option to purchase up to an additional 1,050,000 common shares from us for 30 days after the date of this prospectus.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $ million (or $ million if the underwriter exercises its option to purchase additional shares in full), after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, which could include working capital, capital expenditures, acquisitions or other initiatives. See “Use of Proceeds.”

Nasdaq Global Select Market symbol	TESO

Risk factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-4 of this prospectus supplement and the other risks identified herein or in the documents incorporated by reference herein before making a decision to purchase common shares in this offering.

(1)	The number of our common shares to be outstanding immediately after this offering as shown above is based on 39,272,686 shares outstanding as of May 31, 2016 and excludes common shares issuable upon vesting of outstanding restricted stock units or exercise of outstanding stock options.

RISK FACTORS

An investment in our common shares involves risk. You should consider carefully the risks discussed below as well as those described under “Risk Factors” in the documents we have incorporated by reference herein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before making a decision whether to invest in our common shares. If any of the described risks actually were to occur, our business, financial condition or results of operations could be affected materially and adversely. In that case, the trading price of our common shares could decline and you could lose all or part of your investment.

Risks Related to this Offering and Our Common Shares

The market price of our common shares has fluctuated substantially in the past and is likely to fluctuate in the future.

The market price of our common shares has historically varied greatly. The market price of our common shares is likely to continue to be volatile because of numerous factors, including:

•	changes in domestic and worldwide supply of and demand for oil, natural gas liquids and gas;

•	quarterly fluctuations in our operating results and those of our competitors;

•	changes in stock market analysts’ estimates of our future performance and the future performance of our competitors;

•	general conditions in the industries in which we operate; and

•	general economic conditions in the United States and other countries.

Volatility of our common shares may make it difficult for you to resell common shares when you want or at attractive prices.

We do not intend to pay, and we are currently prohibited from paying, dividends on our common shares and, consequently, a shareholder’s only opportunity to achieve a return on its investment is if the price of our common shares appreciates.

We do not plan to declare dividends on our common shares in the foreseeable future. Additionally, we are currently prohibited from making any cash dividends pursuant to the terms of our revolving credit facility. Consequently, a shareholder’s only opportunity to achieve a return on its investment is if the price of our common shares appreciates, which may not occur, and the shareholder sells its shares at a profit. There is no guarantee that the price of our common shares will ever exceed the price that the shareholder paid.

Some provisions of our organizational documents, Canadian securities laws and the Business Corporations Act (Alberta) may inhibit a takeover, which could limit the price investors might be willing to pay in the future for our common shares.

Provisions of our restated articles of amalgamation and amended and restated by-laws, Canadian securities laws and the Business Corporations Act (Alberta) may delay or discourage transactions involving an actual or potential change in control of our company or in our board of directors, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. For example, Canadian securities laws regulating takeover bids require takeover bids to remain open for a minimum amount of time and, subject to certain exemptions provided therein, prohibit offers to acquire 20% or more of a class of our securities without following the takeover bid rules and procedures. Furthermore, Alberta corporate laws permit a dissenting shareholder to demand to be paid the fair value of his or her shares, as determined by the Court of Queen’s Bench of Alberta. Therefore, these provisions could adversely affect the price of our common shares

There may be future dilution of our common shares, which could adversely affect the market price of our common shares.

We are not restricted from issuing additional common shares. In the future, we may issue common shares to raise cash for operations and acquisitions. We may also acquire interests in other companies by using a combination of cash and our common shares or just our common shares. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our common shares. Any of these events may dilute your ownership interest in our company, reduce our earnings per share and have an adverse effect on the price of our common shares. In addition, sales of a substantial amount of our common shares in the public market, or the perception that these sales may occur, could reduce the market price of our common shares.

We may issue preferred shares whose terms could adversely affect the voting power or value of our common shares.

Our restated articles of amalgamation authorize us to issue, without the approval of our shareholders, one or more classes or series of preferred shares having such designations, preferences, rights, privileges, restrictions, conditions, limitations and relative rights, including preferences over our common shares respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred shares could adversely impact the voting power or value of our common shares. For example, holders of preferred shares would have the right to elect two of our directors on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred shares could affect the residual value of the common shares.

Because we will have broad discretion in using the net proceeds of this offering, the benefits from our use of the proceeds may not meet investors’ expectations.

Our management will have broad discretion over the allocation of the net proceeds from this offering as well as over the timing of their expenditure without shareholder approval. We have not yet determined the specific uses for the net proceeds. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the net proceeds of this offering. Our failure to apply these proceeds effectively could cause our business to suffer. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If equity research analysts cease to publish research or reports about our business or if they issue unfavorable commentary or downgrade our common shares, the price of our common shares could decline.

The trading market for our common shares relies in part on the research and reports that stock market analysts publish about us and our business. We do not control these analysts. The market price of our common shares could decline if one or more equity analysts downgrade our common shares or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business.

The enforcement of civil liabilities against us may be more difficult.

We are a Canadian company and a substantial portion of our assets are located outside the U.S. As a result, investors could experience more difficulty enforcing judgments obtained against us in U.S. courts than would be the case for U.S. judgments obtained against a U.S. company. In addition, some claims may be more difficult to bring against us in Canadian courts than it would be to bring similar claims against a U.S. company in a U.S. court.

Risks Related to Our Business

In addition to the risks set forth in this prospectus supplement, our business is subject to numerous risks and uncertainties that could materially affect our business, financial condition or future results. These risks are discussed in our annual and quarterly reports and other documents we file with the SEC. You should carefully consider these risks before investing in our common shares. See “Where You Can Find More Information.”

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated in this prospectus supplement and the prospectus by reference include forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended (the “Securities Act”), and 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may include projections and estimates concerning the timing and success of specific projects and our future backlog, revenues, income and capital spending. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “expect,” “plan,” “goal,” “seek,” “strategy,” “future,” “intend,” “forecast,” “target,” “project,” “likely,” “may,” “will,” “should,” “could,” “estimate,” “predict” or other words that convey the uncertainty of future events or outcomes.

These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	levels and volatility of oil and gas prices;

•	cyclical nature of the energy industry and credit risks of our customers;

•	fluctuations of our revenue and earnings;

•	operating hazards inherent in our operations;

•	changes in governmental regulations, including those related to the climate and hydraulic fracturing;

•	consolidation or loss of our customers;

•	the highly competitive nature of our business;

•	technological advancements and trends in our industry, and improvements in our competitors’ products;

•	global economic and political environment, and financial markets;

•	terrorist attacks, natural disasters and pandemic diseases;

•	our presence in international markets, including political or economic instability, currency restrictions and trade and economic sanctions;

•	cybersecurity incidents;

•	protecting and enforcing our intellectual property rights;

•	changes in, or our failure to comply with, environmental regulations;

•	restrictions under our revolving credit facility that that may limit our ability to finance future operations or capital needs and could accelerate our debt payments;

•	failure of our manufactured products and claims under our product warranties;

•	availability of raw materials, component parts and finished products to produce our products, and our ability deliver the products we manufacture in a timely manner;

•	retention and recruitment of a skilled workforce and key employees; and

•	ability to identify and complete acquisitions.

Additionally, when considering forward-looking statements you should keep in mind the risk factors and cautionary statements described under the caption “Risk Factors” on page S-4 of this prospectus supplement and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Because forward-looking statements are subject to risks, contingencies and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements.

All forward-looking statements included in this prospectus supplement are made as of the date hereof, based on information available to us as of the date hereof, and, unless otherwise required by law, we assume no obligation to update any such forward-looking statement or statements. All forward-looking statements incorporated by reference into this prospectus supplement or the accompanying prospectus are made as of the date they were originally made based on information available to us on the date such statements were originally made, and, unless otherwise required by law, we assume no obligation to update any such forward-looking statement or statements.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $         million (or $         million if the underwriter exercises its option to purchase additional shares in full), after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which could include working capital, capital expenditures, acquisitions or other initiatives.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2016:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of our common shares offered hereby.

This table should be read in conjunction with, and is qualified in its entirety by reference to our historical unaudited consolidated financial statements and the accompanying notes in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated by reference into this prospectus.

	As of March 31, 2016
(in thousands)	Actual	As adjusted
Cash and cash equivalents(1)	$53,892	$

Long term indebtedness	$—		$—

Equity:
Common shares, no par value; unlimited shares authorized; 39,272 shares issued outstanding (actual) and 46,272 shares issued and outstanding (as adjusted)	213,525
Retained earnings	70,231		70,231
Accumulated other comprehensive income	35,501		35,501
Total equity	319,257

Total capitalization	$319,257	$

(1)	As of March 31, 2016 and May 31, 2016, we had no outstanding borrowings and approximately $4.4 million and $1.9 million of letters of credit outstanding under our revolving credit facility, resulting in an available borrowing capacity under the revolving credit facility as of those dates of $55.6 million and $58.1 million, respectively. However, as a result of the terms of the waivers we entered into on February 29, 2016 and May 6, 2016, at March 31, 2016 and May 31, 2016 we were and we currently are prohibited from borrowing under our revolving credit facility.

PRICE RANGE OF COMMON SHARES

Our common shares trade on the Nasdaq Global Select Market under the symbol “TESO.” The range of high and low sales prices per common share as reported by the Nasdaq Global Select Market are set in the following table for the periods indicated:

	Share Price Trading Range
	High	Low
2016:
First Quarter	$9.10	$5.13
Second Quarter (through June 7, 2016)	9.77	6.68
2015:
First Quarter	$13.12	$9.53
Second Quarter	13.28	10.86
Third Quarter	10.96	7.01
Fourth Quarter	9.00	6.63
2014:
First Quarter	$21.55	$16.30
Second Quarter	22.50	17.74
Third Quarter	22.30	18.92
Fourth Quarter	19.99	11.53

As of May 31, 2016, there were 218 holders of record of our common shares.

On May 5, 2014, our Board of Directors approved the initiation of a quarterly cash dividend. Cash dividends aggregated $7.8 million and $6.0 million for the years ended December 31, 2015 and 2014, respectively.

In February 2016, our Board of Directors suspended payment of the quarterly dividend as part of a broader plan of reducing costs, working capital, and capital expenditures in order to preserve liquidity. Moreover, the waiver we entered into under our credit facility prohibits us from declaring or paying any dividends. For detailed discussion of this matter, see Part II, Item 7, “Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated herein by reference.

MATERIAL TAX CONSEQUENCES

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of material U.S. federal income tax consequences to U.S. holders (as defined below) of the ownership and disposition of common shares. This discussion only applies to U.S. holders who hold the shares as capital assets for U.S. federal income tax purposes (generally property held for investment).

This discussion does not purport to be a complete analysis of all potential tax consequences that may be relevant to a U.S. holder in light of its particular circumstances. For example, this discussion does not address:

•	tax consequences to U.S. holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to U.S. holders who hold the shares as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to U.S. holders who actually or constructively own 10% or more of the total combined voting power of all classes of our voting shares;

•	tax consequences to U.S. holders whose “functional currency” is not the U.S. dollar;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to U.S. holders; or

•	any state, local or non-U.S. tax consequences.

This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, Treasury regulations issued thereunder, and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. No rulings from the U.S. Internal Revenue Service (the “IRS”) have been or are expected to be sought with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the U.S. federal income tax consequences of the ownership and disposition of the shares or that any such position would not be sustained. If the IRS contests a conclusion set forth herein, no assurance can be given that a U.S. holder would ultimately prevail in a final determination by a court.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of the shares who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or any entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Internal Revenue Code) have the authority to control all substantial decisions of the trust, or (ii) if a valid election is in place to treat the trust as a United States person.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A U.S. holder that is a partnership, and partners in such partnerships, should consult their tax advisors regarding the tax consequences of the ownership and disposition of the shares.

U.S. holders should consult their tax advisors concerning the tax consequences of the ownership and disposition of the shares, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal estate and gift tax laws and state, local, non-U.S. or other tax laws.

Passive Foreign Investment Company Considerations

In general, we will be a passive foreign investment company for U.S. federal income tax purposes (a “PFIC”) with respect to a U.S. holder if, for any taxable year included in a U.S. holder’s holding period of the shares, either: (i) at least 75% of our gross income for the taxable year is “passive income” or (ii) at least 50% of the average value of all of our assets (determined on the basis of a quarterly average) produce or are held for the production of those types of “passive income.” For this purpose, “passive income” generally includes, among other things, dividends, interest, certain rents and royalties, annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is generally treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation, and as receiving directly its proportionate share of the other corporation’s income.

Based on estimates of our gross income, the nature and value of our assets, the manner in which we conduct our business and our expectation for the manner in which such business will be conducted in the future, we believe that we will not be a PFIC in the current taxable year and expect that we will not become a PFIC in any future taxable year. However, the determination of whether we are a PFIC will be made annually, so our PFIC status could change, and such determination is a factual analysis for which there is little legislative, administrative or judicial authority on which to rely. Accordingly, we can give no assurance to a U.S. holder as to our current or future PFIC status or any assurance that the IRS or a court will accept our position.

If we were classified as a PFIC for any taxable year during which a U.S. holder holds the shares, subject to the discussion below of the mark-to-market election, such U.S. holder would be subject to increased tax liability (generally including an interest charge) upon the sale, exchange or other disposition of such shares or upon the receipt of certain distributions treated as “excess distributions” (i.e., generally the portion of any distributions received by such U.S. holder on such shares in excess of 125% of the annual average amount of distributions received in respect of such shares during the three preceding taxable years or, if shorter, the taxpayer’s holding period for such shares).

If we are or become a PFIC, and the shares are treated as “marketable stock” for purposes of the PFIC rules, a U.S. holder may make a mark-to-market election to elect out of the PFIC rules described above regarding “excess distributions” and recognized gains. If a U.S. holder makes a mark-to-market election for such shares, a U.S. holder will generally include in income, as ordinary income, for each year that we are a PFIC the excess, if any, of the fair market value of such shares at the end of each taxable year over such U.S. holder’s adjusted tax basis in such shares, and will be allowed to take an ordinary loss in respect of the excess, if any, of such U.S. holder’s adjusted tax basis in such shares over their fair market value at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). A U.S. holder’s basis in such shares will be adjusted to reflect any such income or loss amounts. Any gain recognized on the sale, exchange or other taxable disposition of such shares will be treated as ordinary income, and any loss recognized will be treated as ordinary loss to the extent of any net mark-to-market income for prior years. The tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the reduced rates of taxation applicable to qualified dividend income as discussed below under “Distributions on the Shares” would not apply.

Because a mark-to-market election only applies to “marketable stock,” a mark-to-market election may not be available for equity interests in any lower-tier PFICs that we own. Accordingly, a U.S. holder may continue to be subject to the PFIC rules described above regarding “excess distributions” and recognized gains with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. U.S. holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

U.S. holders are urged to consult their tax advisors concerning the U.S. federal income tax consequences of holding the shares, the availability of any tax elections, and any reporting requirements that may apply to U.S. holders if we are a PFIC in any taxable year. We do not intend to prepare or provide the information that would enable a U.S. holder to make a “qualified electing fund” election.

The remainder of this discussion assumes that we are not a PFIC for U.S. federal income tax purposes.

Distributions on the Shares

A distribution (including the amount of any Canadian taxes withheld therefrom) made with respect to the shares will generally be treated as a dividend to a U.S. holder to the extent of our current and accumulated earnings and profits as determined under the Internal Revenue Code. Any portion of a distribution that exceeds our current and accumulated earnings and profits will be treated as a non-taxable return of capital, reducing such U.S. holder’s adjusted tax basis in such shares held by such U.S. holder and, to the extent such portion exceeds such U.S. holder’s adjusted tax basis, the excess will be treated as gain from the disposition of such shares held by such U.S. holder, the tax treatment of which is discussed below under “Sale, Exchange or Other Taxable Disposition of the Shares.” However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. holder should therefore assume that any distribution by the Company with respect to the shares will constitute dividend income. Dividends received by a U.S. holder that is a corporation for U.S. federal income tax purposes will generally not be eligible for a dividends received deduction. Amounts treated as dividends for U.S. federal income tax purposes will generally be treated as foreign source for U.S. foreign tax credit purposes.

Dividends paid on the shares to a U.S. holder who is an individual, trust or estate (a “Non-Corporate U.S. holder”) will be treated as “qualified dividend income” that is taxable to such Non-Corporate U.S. holder at preferential capital gain tax rates, provided that: (i) such shares are readily tradable on an established securities market in the United States (such as the Nasdaq Global Select Market) or we are eligible for benefits under the United States-Canada income tax treaty; (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year; (iii) such Non-Corporate U.S. holder has owned such shares for more than 60 days in the 121-day period beginning 60 days before the date on which such shares become ex-dividend (and has not entered into certain risk-limiting transactions with respect to such shares); (iv) such Non-Corporate U.S. holder is not under an obligation to make related payments with respect to positions in substantially similar or related property; and (v) certain other conditions are met. There is no assurance that any dividends paid on such shares will be eligible for these preferential rates in the hands of a Non-Corporate U.S. holder. Any dividends paid on such shares not eligible for these preferential rates will be taxed as ordinary income to a Non-Corporate U.S. holder.

Dividends that are paid in Canadian dollars, including the amount of any Canadian taxes withheld therefrom, will be included in a U.S. holder’s income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such dividends are treated as received by such U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. A U.S. holder who receives payment in Canadian dollars and converts Canadian dollars into U.S. dollars at an exchange rate other than the rate in effect on such day may have a foreign currency exchange gain or loss that would generally be treated as U.S. source ordinary income or loss.

Sale, Exchange or Other Taxable Disposition of the Shares

Upon the sale, exchange or other taxable disposition of the shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between: (i) such U.S. holder’s amount realized (generally the amount of U.S. dollars and the fair market value of any property, including any non-U.S. currency, received) and (ii) such U.S. holder’s adjusted tax basis in such shares. Such capital gain or loss will be long-term capital gain or loss if such U.S. holder’s holding period in such shares is more than one year at the time of such disposition. Long-term capital gains of a Non-Corporate U.S. holder are currently taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations. Any such capital gain or loss will generally be treated as U.S. source for U.S. foreign tax credit purposes.

In the case of a cash basis U.S. holder who receives Canadian dollars in connection with the sale, exchange or other taxable disposition of the shares, the amount realized will be based on the U.S. dollar value of the Canadian dollars received with respect to such shares as determined on the settlement date of such sale, exchange or other taxable disposition. A cash basis U.S. holder who receives payment in Canadian dollars and converts Canadian dollars into U.S. dollars at a conversion rate other than the rate in effect on the settlement date may have a foreign currency exchange gain or loss, which would generally be treated as U.S. source ordinary income or loss.

An accrual basis U.S. holder who receives Canadian dollars in connection with the sale, exchange or other taxable disposition of shares that are traded on an established securities market may elect the same treatment required of cash basis taxpayers as discussed above, provided that the election is applied consistently from year to year. This election may not be changed without the consent of the IRS. In the event that an accrual basis U.S. holder does not elect to be treated as a cash basis taxpayer for this purpose, the U.S. holder may have a foreign currency exchange gain or loss for U.S. federal income tax purposes if and to the extent there are differences between the U.S. dollar value of the Canadian dollars on the trade date and the settlement date. Any such foreign currency exchange gain or loss would be treated as ordinary income or loss and would be in addition to the gain or loss, if any, recognized by such U.S. holder on the sale, exchange or other taxable disposition of such shares. Any such foreign currency exchange gain or loss would generally be treated as U.S. source ordinary income or loss.

Foreign Tax Credits

Subject to complex limitations, some of which vary depending upon the U.S. holder’s circumstances, any Canadian withholding tax imposed on dividends paid with respect to the shares will be a foreign income tax that is eligible for credit against a U.S. holder’s U.S. federal income tax liability (or, alternatively, for deduction against U.S. income tax in determining such tax liability). The calculation of foreign tax credits involves the application of complex rules that depend on a U.S. holder’s particular circumstances. U.S. holders should consult their tax advisors regarding the availability of foreign tax credits.

Reportable Transactions

Treasury regulations issued under the Internal Revenue Code meant to require the reporting of certain tax shelter transactions cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the IRS, including, in certain circumstances, upon a sale, exchange or other taxable disposition of foreign currency received in respect of foreign stock to the extent that any such sale, exchange or other taxable disposition results in a tax loss in excess of a threshold amount. For individuals and trusts, this loss threshold is US $50,000 in any single year. U.S. holders should consult their tax advisors to determine the tax return obligations, if any, with respect to an exchange of the shares and the ownership and disposition of such shares, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Certain Information Reporting Requirements with Respect to Foreign Financial Assets

Certain U.S. holders may be required to file IRS Form 8938 (Statement of Foreign Financial Assets) to report information relating to an interest in the shares. U.S. holders should consult their tax advisors regarding the reporting requirements described above. Penalties may apply for failure to properly complete and file IRS Form 8938.

Medicare Surtax on Investment Income

Certain Non-Corporate U.S. holders will be subject to a 3.8% Medicare surtax on their “net investment income” (in the case of individuals) and on their undistributed “net investment income” (in the case of estates and trusts). Among other items, “net investment income” generally includes gross income from dividends and certain gain from the disposition of property, such as the shares, less certain deductions.

U.S. holders should consult their own tax advisors regarding the effect, if any, of the surtax described above on their ownership and disposition of the shares.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting to the IRS in connection with distributions made to a U.S. holder with respect to the shares and the proceeds received by a U.S. holder from the sale, exchange or other taxable disposition of the shares. A U.S. holder may be subject to U.S. backup withholding tax on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certification procedures, or to otherwise establish an exemption from U.S. backup withholding tax.

U.S. backup withholding tax is not an additional tax. The amount of any U.S. backup withholding tax from a payment will generally be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. holders should consult their tax advisors regarding the application of backup withholding and information reporting.

Canadian Tax Matters

The following is a general summary of certain Canadian income tax consequences generally applicable to holders who acquire our common shares under this offering and who, for purposes of the Income Tax Act (Canada), or the Tax Act, at all relevant times deal at arm’s length with and are not affiliated with the Company, are not resident or deemed resident in Canada, hold our common shares for their own account as capital property, do not use or hold and are not deemed to use or hold our common shares in or in the course of carrying on business in Canada, are not subject to special “mark-to-market” rules contained in the Tax Act relating to securities held by certain “financial institutions” as defined for the purposes of those rules, and are not insurers who carry on business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).

This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document, referred to herein as the Proposed Amendments, and the Company’s understanding of the current administrative practices of the Canada Revenue Agency. This summary does not take into account Canadian provincial income tax laws or the income tax laws of any country other than Canada, or take into account or anticipate any other changes in law or practice. There can be no assurance that the Proposed Amendments will be enacted in the form proposed or at all.

This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of our common shares and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Tax Act. Accordingly, prospective holders of our common shares should consult their own tax advisors with respect to their particular circumstances.

Dividends paid or credited (or deemed to have been paid or credited) on our common shares to a non-resident of Canada are generally subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate is subject to reduction under the provisions of a tax treaty between Canada and the country of which the holder is resident. Under the terms of the Canada-United States Income Tax Convention, 1980, or the Convention, the rate of non-resident withholding tax is generally reduced to 15% in the case of dividends paid or credited (or deemed to have been paid or credited) to a resident of the United States, within the meaning of the Convention, who is the beneficial owner of such dividends and entitled to the benefits under the Convention. In certain cases, the withholding rate under the Convention may be further reduced or eliminated.

Gains realized on the disposition of our common shares by a non-resident of Canada will not generally be subject to tax under the Tax Act unless such common shares are or are deemed to be “taxable Canadian property” within the meaning of the Tax Act and the non-resident is not entitled to relief under a tax treaty between Canada and the non-resident’s country of residence. Our common shares will generally not be taxable Canadian property of the holder unless, at any time during the five year period ending at the time of a disposition (i) the holder, persons with whom the holder did not deal at arm’s length or the holder and persons with whom the holder did not deal at arm’s length owned or had an interest in or option to acquire 25% or more of the issued shares of any class or series of shares of the Company; and (ii) the fair market value of the shares derived their value more than 50% from any combination of certain properties including real or immovable property in Canada, Canadian resource properties or any rights or interests in such property.

Even if our common shares are taxable Canadian property to a non-resident shareholder, a taxable capital gain resulting from the disposition of the common shares will not be included in computing the non-resident shareholder’s income for the purposes of the Tax Act if the common shares constitute “treaty-protected property.” Our common shares owned by a non-resident shareholder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty or convention to which Canada is a signatory, be exempt from tax under the Tax Act.

Non-resident shareholders should consult their own tax advisors to determine whether our common shares are taxable Canadian property and if such common shares constitute treaty-protected property under the Convention, or other tax treaty, in their particular circumstances.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole underwriter for this offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us 7,000,000 common shares.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by the underwriter, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter has advised us that it proposes initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $         per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriter of its option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $300,000 and are payable by us.

Option to Purchase Additional Shares

We have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus, to purchase up to 1,050,000 additional shares at the public offering price, less the underwriting discount.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common shares or securities convertible into, exchangeable for, exercisable for, or repayable with common shares, for 60 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common shares,

•	sell any option or contract to purchase any common shares,

•	purchase any option or contract to sell any common shares,

•	grant any option, right or warrant for the sale of any common shares,

•	lend or otherwise dispose of or transfer any common shares,

•	request or demand that we file a registration statement related to the common shares, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common shares whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common shares and to securities convertible into or exchangeable or exercisable for or repayable with common shares. It also applies to common shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The shares are listed on the Nasdaq Global Select Market under the symbol “TESO.”

Price Stabilization and Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common shares. However, the underwriter may engage in transactions that stabilize the price of the common shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common shares. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common shares on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The common shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus will be passed upon for us by Norton Rose Fulbright Canada LLP, Calgary, Alberta and certain legal matters in connection with this offering will be passed on for us by Norton Rose Fulbright US LLP, San Antonio, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of Tesco Corporation appearing in Tesco Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Tesco Corporation’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Tesco Corporation for the year ended December 31, 2013 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy and information statements with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. The SEC also maintains an Internet site (www.sec.gov) that contains the reports, proxy and information statements that we file electronically with the SEC. Our reports and proxy and information statements are also available through our Internet site at www.tescocorp.com. The information contained in this website is not part of this prospectus supplement and the accompanying prospectus. Our common shares are listed on the Nasdaq Global Select Market under the symbol “TESO.”

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the securities offered hereby have been sold or we have filed with the SEC an amendment to the registration statement relating to this offering that deregisters all securities then remaining unsold:

•	the description of our common shares contained in our Form 8-A filed with the SEC on June 2, 2008, including any other amendments or reports filed for the purpose of updating such description;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 10, 2016; and

•	our Current Report on Form 8-K, filed with the SEC on May 9, 2016.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Tesco Corporation

11330 Clay Road, Suite 350

Houston, Texas 77041

(713) 359-7000

Attention: Chief Financial Officer

Prospectus

Tesco Corporation

$150,000,000

Common Shares

First Preferred Shares

Second Preferred Shares

Warrants

Units

We may from time to time offer to sell together or separately in one or more offerings the following securities:

•	Common shares, with no par value per share;

•	First preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Second preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Warrants to purchase common shares, first preferred shares or second preferred shares; and

•	Units that include any of the above securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $150,000,000. This prospectus provides a general description of the securities we may offer. Supplements to this prospectus will provide the specific terms of the securities that we actually offer, including the offering prices. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. You should read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, carefully before you decide to invest.

Our common shares is listed on the Nasdaq Global Select Market and trades under the ticker symbol “TESO.” On May 9, 2016, the last reported sale price of our common shares on the Nasdaq Global Select Market was $7.96. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

These securities may be sold directly by us, to or through underwriters or dealers, through agents designated from time to time, through a combination of these methods, or through any other method permitted by law on a continuous or delayed basis. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus and in the applicable prospectus supplement before you make an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 24, 2016.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer, which is not meant to be a complete description of each security. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, change, update or supersede the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should read the prospectus and any applicable prospectus supplement, together with the information incorporated by reference into the foregoing, before investing in any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized any dealer, salesperson or other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus is current as of any date other than the date of this prospectus, and you should not assume that the information contained in a document incorporated by reference is accurate as of any date other than the date of such document (or, with respect to particular information contained in such document, as of any date other than the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus or any sale of a security as our business, financial condition, results of operations and prospects may have changed since then.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated, all references in this prospectus to “Tesco,” “Tesco Corporation,” the “Company,” “we,” “our,” “us,” and like terms refer collectively to Tesco Corporation and its consolidated subsidiaries. In this prospectus, we sometimes refer to the common shares, first preferred shares, second preferred shares, warrants and units collectively as the “securities.”

Industry and Market Data

The market data and certain other statistical information presented or incorporated by reference in this prospectus are based on independent industry publications, government publications, filings, press releases and presentations by other oil and gas companies and other published independent sources. Some data is also based on our good faith estimates. Although we have no reason to believe these third party sources (including data related to rig counts and well counts) are not reliable as of their respective dates, we have not independently verified the accuracy or completeness of this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these publications.

Trademarks, Service Marks and Trade Names

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain or incorporate by reference trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus and the documents incorporated herein by reference is not intended to, and does not, imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names presented or incorporated by reference in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities that may be offered under this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, including the exhibits thereto, as permitted by the rules and regulations of the SEC. For further information about us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read, free of charge, and copy, at the prescribed rates, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our public filings with the SEC are also available to the public on the SEC’s Internet website at http://www.sec.gov. Our Internet website address is www.tescocorp.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, the Exchange Act, in each case other than information furnished and not filed with the SEC, including under Items 2.02, 7.01 or 9.01 of Form 8-K, unless otherwise stated:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 4, 2016;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 15, 2016 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 10, 2016;

•	our Current Report on Form 8-K, filed with the SEC on May 9, 2016; and

•	the description of our common shares contained in our Form 8-A filed with the SEC on June 2, 2008, including any amendment to that form that we may file in the future for the purpose of updating the description of our common shares.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case other than information furnished and not filed with the SEC, after the date of this prospectus and until the termination of this offering, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of this document.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference in this prospectus. Requests for such documents should be directed to:

Tesco Corporation

11330 Clay Road, Suite 350

Houston, Texas 77041

(713) 359-7000

Attention: Chief Financial Officer

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference include forward-looking statements within the meaning of sections 27A of the Securities Act and 21E of the Exchange Act. These statements may include projections and estimates concerning the timing and success of specific projects and our future backlog, revenues, income and capital spending. Forward-looking statements are generally accompanied by words such as “anticipate,” “believe,” “expect,” “plan,” “goal,” “seek,” “strategy,” “future,” “intend,” “forecast,” “target,” “project,” “likely,” “may,” “will,” “should,” “could,” “estimate,” “predict” or other words that convey the uncertainty of future events or outcomes.

These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•	levels and volatility of oil and gas prices;

•	cyclical nature of the energy industry and credit risks of our customers;

•	fluctuations of our revenue and earnings;

•	operating hazards inherent in our operations;

•	changes in governmental regulations, including those related to the climate and hydraulic fracturing;

•	consolidation or loss of our customers;

•	the highly competitive nature of our business;

•	technological advancements and trends in our industry, and improvements in our competitors’ products;

•	global economic and political environment, and financial markets;

•	terrorist attacks, natural disasters and pandemic diseases;

•	our presence in international markets, including political or economic instability, currency restrictions and trade and economic sanctions

•	cybersecurity incidents;

•	protecting and enforcing our intellectual property rights;

•	changes in, or our failure to comply with, environmental regulations;

•	restrictions under our credit facility that may limit our ability to finance future operations or capital needs and could accelerate our debt payments;

•	failure of our manufactured products and claims under our product warranties;

•	availability of raw materials, component parts and finished products to produce our products, and our ability deliver the products we manufacture in a timely manner;

•	retention and recruitment of a skilled workforce and key employees; and

•	ability to identify and complete acquisitions.

Additionally, when considering forward-looking statements you should keep in mind the risk factors and cautionary statements described (i) under the caption “Risk Factors” on page 4 of this prospectus and (ii) in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Because forward-looking statements are subject to risks, contingencies and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. You are cautioned not to place undue reliance on such statements which speak only as of the date on which they are made. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

ABOUT TESCO CORPORATION

Tesco Corporation was organized under the laws of Alberta, Canada on December 1, 1993 through the amalgamation of Shelter Oil and Gas Ltd., Coexco Petroleum Inc., Forewest Industries Ltd. and Tesco Corporation. We are a global leader in the design, assembly and service delivery of technology-based solutions for the upstream energy industry with global operations. With a strong commitment to in-house research and engineering, we seek to change the way wells are drilled by delivering safer and more efficient solutions that add real value by reducing the costs of drilling for, and producing, oil and natural gas. Our product and service offerings consist mainly of equipment sales and services to drilling contractors and exploration and production companies throughout the world.

Our four business segments are:

•	Products – product sales, product rentals and after-market sales and services;

•	Tubular Services – automated and conventional tubular services;

•	Research and Engineering – internal research and development activities related to our automated tubular services and product model development; and

•	Corporate and Other – including executive management and several global support and compliance functions.

Tesco Corporation’s principal executive offices are located at 11330 Clay Road, Suite 350, Houston, Texas 77041. Our phone number is (713) 359-7000 and our website address is www.tescocorp.com. Information contained on or that can be accessed through our website does not constitute part of this prospectus or any prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. For more information, see the section entitled “Where You Can Find More Information.” These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement or other offering materials, we intend to use the net proceeds from the sales of the securities for general corporate purposes, which may include capital expenditures, working capital, acquisitions or repayment or refinancing of outstanding indebtedness. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the specific offering and will be disclosed in the applicable prospectus supplement. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges. We have not included a ratio of earnings to combined fix charges and preferred stock dividends because we do not have any first preferred shares or second preferred shares outstanding and did not have any such preferred shares outstanding during any of the periods presented. You should read these ratios in connection with our consolidated financial statements, including the notes to those statement, incorporated by reference into this prospectus.

	Year End December 31,					Three Months Ended March 31,
	2011	2012	2013	2014	2015	2016
Ratio of earnings to fixed charges (1)	34.14	48.13	32.04	26.58	—	—

(1)	The ratio of earnings to fixed charges was less than one-to-one for the fiscal year ended December 31, 2015 and the quarterly period ended March 31, 2016. Additional earnings of $118.4 million and $56.3 million, respectively, would have been needed to have a one-to-one ratio of earnings to fixed charges for those periods.

We have computed the ratio of earnings to fixed charges for each period in the table above on a consolidated basis by dividing earnings by fixed charges. For this purpose, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as interest expensed on indebtedness, capitalized expenses on indebtedness, and an estimate of the interest within rental expense of operating leases.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. Any prospectus supplement may add, update or change the information contained in this prospectus. The prospectus supplement will also contain information, where applicable, about material U.S. Federal income tax considerations and Canadian federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

To the extent the information contained in the prospectus supplement differs from the summaries provided in this prospectus, you should rely on the information in the prospectus supplement.

We may from time to time offer to sell together or separately in one or more offerings the following securities:

•	Common shares, with no par value per share;

•	First preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Second preferred shares, with no par value per share, in one or more series, which may be convertible into or exchanged for other classes of capital stock of the Company;

•	Warrants to purchase common shares, first preferred shares or second preferred shares; and

•	Units that include any of the above securities.

The aggregate amount of the securities offered by us under this prospectus will not exceed $150,000,000.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of:

•	an unlimited number of common shares, with no par value per share, of which 39,272,353 shares were issued and outstanding as of May 10, 2016;

•	an unlimited number of first preferred shares, with no par value per share, of which no shares were issued and outstanding as of May 10, 2016; and

•	an unlimited number of second preferred shares, with no par value per share, of which no shares were issued and outstanding as of May 10, 2016.

The following summary of the capital stock and our restated articles of amalgamation and amended and restated by-laws does not purport to be complete and is qualified in its entirety by reference to our restated articles of amalgamation and amended and restated by-laws, copies of which are included as exhibits to the registration statement of which this prospectus forms a part. You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a shareholder.

Common Shares

Voting Rights. The holders of our common shares are entitled to receive notice of and to attend and vote at all meetings of our shareholders. Each holder of our common shares is entitled to one vote, either in person or by proxy, in the election of directors and on all other matters submitted to shareholders. The holders of common shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the common shares entitled to vote in any election of directors may elect all directors standing for election.

Annual meetings of shareholders shall be held annually within six months of the end of the Company’s fiscal year and special meetings of the shareholders may be called anytime by our Board of Directors or the holders of not less than 5% of the common shares. Meetings of the shareholders of the Company may be held at any place within Canada or in the US cities of Houston, Texas or New York, New York. For purposes of determining the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, the Board of Directors may, in accordance with the Business Corporations Act (Alberta) and National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators, fix in advance a date as the record date for that determination of shareholders, but that record date may not be more than 50 days or less than 30 days before the date on which the meeting is to be held.

The Business Corporations Act (Alberta) provides that notice of the time and place of a meeting of shareholders must be sent to each shareholder entitled to vote at the meeting, each director and to our auditors, not more than 50 days and not less than 21 days prior to the meeting. A shareholder may participate in a meeting by means of telephonic, electronic or other communication facilities that permit all participants to communicate adequately with each other during the meeting.

In the case of joint shareholders, one of the holders present at a meeting may, in the absence of the other holder(s) of the shares, vote the shares. If two or more joint shareholders are present in person or by proxy, then they are to vote as one on the shares held jointly by them.

Dividends. Subject to the rights of the holders of the first preferred shares, second preferred shares and any other series or class of shares ranking senior in priority to the common shares, the holders of common shares have the right to receive any dividends declared by the Company. Pursuant to the provisions of the Business Corporations Act (Alberta), we may not declare or pay a dividend if there are reasonable grounds for believing that (i) we are, or would after the payment be, unable to pay our liabilities as they become due or (ii) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital of all classes. Subject to the terms of our Second Amended and Restated Credit Agreement with JP Morgan Chase Bank, NA, we may pay a dividend by issuing fully paid shares, or in money or property.

Under the terms of a Limited Waiver, dated May 6, 2016, under the Company’s Second Amended and Restated Credit Agreement, dated as of April 27, 2012, with the lenders party thereto and JP Morgan Chase Bank, NA, as the administrative agent for the lenders, the Company is prohibited from declaring or paying any dividends.

Rights Upon Liquidation, Dissolution or Winding Up. Upon the liquidation, dissolution or winding up of the Company, the holders of our common shares are entitled to receive on a pro-rata basis the remaining property of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to the first preferred shares, the second preferred shares and any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of common shares with respect to liquidation.

Other Provisions. Our common shares do not carry any preemptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no provisions of the Business Corporations Act (Alberta), our restated articles of amalgamation or our amended and restated by-laws that impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Canada.

First Preferred Shares

The first preferred shares may be issued in one or more series, each series to consist of such number of shares as, before issuance thereof, may be determined by our Board of Directors. Our Board of Directors may at any time and from time to time, by resolution before issuance, fix the designation and the preferences, rights, privileges, restrictions, conditions and limitations to attach to the first preferred shares of each series including, if applicable, the rate of preferential dividends, the dates of payment thereof, the redemption price, terms and conditions of redemption, the rights of conversion to other classes of capital of the Company, and any sinking fund, rights of purchase of first preferred shares by the Company, or other provisions or limitations to attach to the first preferred shares of such series.

The first preferred shares shall be entitled to preference over the second preferred shares and the common shares of the Company and any other shares of the Company ranking junior to the first preferred shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

Notwithstanding whether redemption of the first preferred shares is provided for by our Board of Directors, the first preferred shares shall not be redeemed, whether through the operation of a sinking fund, purchase fund or otherwise, unless at the time of such redemption all accrued and unpaid dividends, if any, on all outstanding preferred shares and any other shares of the Company ranking junior to the first preferred shares shall have been declared and paid, or funds in respect thereof set aside for that purpose.

The holders of first preferred shares shall not have any voting rights and will not be entitled to receive notice of or to attend any meetings of the shareholders of the Company unless, in the event that the first preferred shares are entitled to receive a preferential dividend, if at any time eight quarterly, four semi-annual or two annual dividends on the first preferred shares shall remain unpaid whether or not such dividends have been declared and whether or not there are any moneys of the Company properly applicable to the payment of dividends, each referred to herein as a Preferred Voting Trigger. Upon the occurrence of a Preferred Voting Trigger, then so long as any dividends on any first preferred shares remain in arrears, the holders of the first preferred shares shall be entitled, voting separately and exclusively as a class, to elect two members of our Board of Directors, and such rights shall continue until all arrears of dividends on all first preferred shares shall have been paid.

The applicable prospectus supplement relating to a series of first preferred shares will describe the specific terms of any series of first preferred shares being offered which may include:

•	the rate of preferential dividends and the dates of payment thereof;

•	the redemption price and the terms and conditions of redemption;

•	the rights of conversion into other classes of capital of the Company; and

•	any sinking fund, rights of purchase of first preferred shares by the Company, or any other provisions or limitations to attach to the first preferred shares of such series.

Second Preferred Shares

The second preferred shares may be issued in one or more series, each series to consist of such number of shares as, before issuance thereof, may be determined by our Board of Directors. Our Board of Directors may at any time and from time to time, by resolution before issuance, fix the designation and the preferences, rights, privileges, restrictions, conditions and limitations to attach to the second preferred shares of each series including, if applicable, the rate of preferential dividends, the dates of payment thereof, the redemption price, terms and conditions of redemption, the rights of conversion to other classes of capital of the Company, and any sinking fund, rights of purchase of the second preferred shares by the Company, or other provisions or limitations to attach to the second preferred shares of such series.

The second preferred shares shall rank junior to the first preferred shares but shall be entitled to preference over the common shares of the Company and any other shares of the Company ranking junior to the second preferred shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

Notwithstanding whether redemption of the second preferred shares is provided for by our Board of Directors, second preferred shares shall not be redeemed, whether through the operation of a sinking fund, purchase fund or otherwise, unless at the time of such redemption all accrued and unpaid dividends, if any, on all outstanding second preferred shares and any other shares of the Company ranking junior to the second preferred shares shall have been declared and paid, or funds in respect thereof set aside for that purpose.

The holders of second preferred shares shall not have any voting rights and will not be entitled to receive notice of or to attend any meetings of the shareholders of the Company unless, in the event that the second preferred shares are entitled to receive a preferential dividend, if at any time a Preferred Voting Trigger occurs. Upon the occurrence of a Preferred Voting Trigger, then so long as any dividends on any second preferred shares remain in arrears, the holders of the second preferred shares shall be entitled, voting separately and exclusively as a class, to elect two members of our Board of Directors, and such rights shall continue until all arrears of dividends on all second preferred shares shall have been paid.

The applicable prospectus supplement relating to a series of second preferred shares will describe the specific terms of any series of second preferred shares being offered which may include:

•	the rate of preferential dividends and the dates of payment thereof;

•	the redemption price and the terms and conditions of redemption;

•	the rights of conversion into other classes of capital of the Company; and

•	any sinking fund, rights of purchase of second preferred shares by the Company, or any other provisions or limitations to attach to the second preferred shares of such series.

Anti-Takeover Effects of Provisions of our Articles of Amalgamation and Amended and Restated By-laws, Canadian Securities Laws and Business Corporations Act (Alberta)

Provisions of our restated articles of amalgamation and amended and restated by-laws, Canadian securities laws and the Business Corporations Act (Alberta) may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common shares.

Our Restated Articles of Amalgamation and Amended and Restated By-laws

Among other things, our restated articles of amalgamation and amended and restated by-laws:

•	permit our Board of Directors to issue an unlimited number of first preferred shares and second preferred shares with the rights, preferences and privileges as they may designate;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of our common shares entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose); and

•	provide advanced written notice procedures for shareholder proposals and the nomination of candidates for election as directors, other than nomination made by or at the direction of our Board of Directors or a proper committee thereof.

Canadian Securities Laws

We are subject to Canadian securities laws, which regulate takeover bids and are designed to establish a clear and predictable framework for the conduct of takeover bids to achieve the objectives of equal treatment to shareholders, provision of adequate information, and an open and even-handed process that does not unfairly discriminate among, or exert pressure on, shareholders. In achieving these objectives Canadian securities laws among other things:

•	prohibit offers to acquire 20% or more of a class of our stock without following the takeover bid rules and procedures;

•	require that a takeover bid remain open for certain minimum amounts of time (generally 105 days);

•	require that a takeover bid offer all shareholders of the same class of stock the identical consideration, and that the takeover bid be made to all shareholders;

•	require that at least 50% of all securities of the class subject to the bid be tendered and not withdrawn before the bidder can take up any securities under the takeover bid;

•	require an offeror to prepare and send a fulsome information document related to the offer and the business of the offeror, and must ensure that all shareholders receive the same information during the course of a takeover bid; and

•	require an offeror to, before making a takeover bid, make adequate arrangements to ensure that the required funds to complete the takeover bid are available.

Business Corporations Act (Alberta)

The Business Corporations Act (Alberta) also regulates takeover bids and permits a dissenting shareholder to demand to be paid the fair value of his or her shares, as determined by the Court of Queen’s Bench of Alberta. If an application to fix the fair value of the shares is not made within the prescribed time, the dissenting shareholder is deemed to have elected to transfer his or her shares to the offeror on the same terms that the offeror acquired the shares from shareholders who accepted the takeover bid.

Canadian Law Matters

There is no limitation imposed by Canadian law or our restated articles of amalgamation on the right of non-residents to hold or vote our common shares, other than those that may be imposed by the Investment Canada Act, or the ICA. The ICA requires any person that is a “non-Canadian” (as defined in the ICA) who acquires “control” (as defined in the ICA) of an existing Canadian business to file either a pre-closing application for review or a post-closing notification with the Department of Innovation, Science and Economic Development, or the ISED.

On March 25, 2015, the Canadian government announced new ICA regulations that changed the thresholds for determining when an acquisition of control of a Canadian business is a reviewable transaction (from an asset value-based test to an enterprise value-based test, in most cases). As of April 24, 2015, when amendments to the ICA and the regulations come into force, the threshold for review of a direct acquisition of control of a non-cultural Canadian business by a World Trade Organization member country investor is an enterprise value of assets that exceeds C$600 million. The enterprise value review threshold will remain at C$600 million for two years, before increasing to C$800 million for the following two years, and then moved to C$1 billion. For purposes of a publicly traded company, the “enterprise value” of the assets of the Canadian business is equal to the market capitalization of the entity, plus its liabilities (excluding its operating liabilities), minus its cash and cash equivalents.

As such, under the ICA, the acquisition of control of us (through the acquisition of our common shares or all or substantially all our assets) by a non-Canadian who is a World Trade Organization member country investor, including a U.S. investor, would be reviewable only if the enterprise value of our assets exceeds the specified threshold for review.

Where the acquisition of control is a reviewable transaction, the ICA generally prohibits the implementation of the reviewable transaction unless, after review, the relevant Minister is satisfied or deemed to be satisfied that the acquisition is likely to be of net benefit to Canada.

The acquisition of a majority of the voting interests of an entity is deemed to be acquisition of “control” of that entity. The acquisition of less than a majority but one-third or more of the total number of votes attached to all of the voting shares of a corporation or of an equivalent undivided ownership interest in the total number of votes attached to all of the voting shares of the corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the total number of votes attached to all of the voting shares of a corporation is deemed not to be acquisition of control of that corporation subject to certain discretionary rights relative to investments involving state owned enterprises.

Other than in connection with a “national security” review, discussed below, certain transactions in relation to our common shares would be exempt from the Investment Canada Act including:

•	the acquisition of our common shares by a person in the ordinary course of that person’s business as a trader or dealer in securities;

•	the acquisition or control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; and

•	the acquisition or control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control in fact of us, through the ownership of our voting interests, remains unchanged.

Under the national security regime in the ICA, review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to “acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada.” The relevant test is whether such an investment by a non-Canadian could be “injurious to national security.” The ISED Minister has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Canada has no system of exchange controls. There are no Canadian restrictions on the repatriation of capital or earnings of a Canadian public company to non-resident investors. There are no laws in Canada or exchange restrictions affecting the remittance of dividends, profits, interest, royalties or other payments to non-resident holders of our common shares, except as described under “Canadian Tax Matters” below.

Canadian Tax Matters

The following is a general summary of certain Canadian income tax consequences generally applicable to holders of common shares, first preferred shares or second preferred shares of the Company who, for purposes of the Income Tax Act (Canada), or the Tax Act, at all relevant times deal at arm’s length with and are not affiliated with the Company, are not resident or deemed resident in Canada, hold their shares for their own account as capital property, do not use or hold and are not deemed to use or hold their shares in or in the course of carrying on business in Canada, are not subject to special “mark-to-market” rules contained in the Tax Act relating to securities held by certain “financial institutions” as defined for the purposes of those rules, and are not insurers who carry on business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act).

This summary is based on the current provisions of the Tax Act and the regulations thereunder, all specific proposals to amend the Tax Act and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document, referred to herein as the Proposed Amendments, and the Company’s understanding of the current administrative practices of the Canada Revenue Agency. This summary does not take into account Canadian provincial income tax laws or the income tax laws of any country other than Canada, or take into account or anticipate any other changes in law or practice. There can be no assurance that the Proposed Amendments will be enacted in the form proposed or at all.

This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of the Company’s capital stock and in particular does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder subject to special provisions of the Tax Act. Accordingly, prospective holders of the Company’s capital stock should consult their own tax advisors with respect to their particular circumstances.

Dividends paid or credited (or deemed to have been paid or credited) on the Company’s capital stock to a non-resident of Canada are generally subject to Canadian withholding tax. Under the Tax Act, the rate of withholding tax is 25% of the gross amount of such dividends, which rate is subject to reduction under the provisions of a tax treaty between Canada and the country of which the holder is resident. Under the terms of the Canada-United States Income

Tax Convention, 1980, or the Convention, the rate of non-resident withholding tax is generally reduced to 15% in the case of dividends paid or credited (or deemed to have been paid or credited) to a resident of the United States, within the meaning of the Convention, who is the beneficial owner of such dividends and entitled to the benefits under the Convention. In certain cases, the withholding rate under the Convention may be further reduced or eliminated.

Gains realized on the disposition of the Company’s capital stock by a non-resident of Canada will not generally be subject to tax under the Tax Act unless such capital stock is or is deemed to be “taxable Canadian property” within the meaning of the Tax Act and the non-resident is not entitled to relief under a tax treaty between Canada and the non-resident’s country of residence. The Company’s capital stock that is listed on a designated stock exchange, which includes the Nasdaq Global Select Market and The Toronto Stock Exchange, will generally not be taxable Canadian property of the holder unless, at any time during the five year period ending at the time of a disposition (i) the holder, persons with whom the holder did not deal at arm’s length or the holder and persons with whom the holder did not deal at arm’s length owned or had an interest in or option to acquire 25% or more of the issued shares of any class or series of shares of the Company; and (ii) the fair market value of the shares derived their value more than 50% from any combination of certain properties including real or immovable property in Canada, Canadian resource properties or any rights or interests in such property.

Even if the Company’s capital stock is taxable Canadian property to a non-resident shareholder, a taxable capital gain resulting from the disposition of the capital stock will not be included in computing the non-resident shareholder’s income for the purposes of the Tax Act if the capital stock constitutes “treaty-protected property.” The Company’s capital stock owned by a non-resident shareholder will generally be treaty-protected property if the gain from the disposition of such property would, because of an applicable income tax treaty or convention to which Canada is a signatory, be exempt from tax under the Tax Act.

Non-resident shareholders should consult their own tax advisors to determine whether the Company’s capital stock is taxable Canadian property and if such capital stock constitutes treaty-protected property under the Convention, or other tax treaty, in their particular circumstances.

Limitations on Liability and Indemnification of Officers and Directors

We are subject to the Business Corporations Act (Alberta) which limits the liability of directors and officers if the director or officer proves that he or she did not know or could not reasonably have known about the circumstances that gave rise to liability. Our directors and officers may be indemnified against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment to which the director or officer is a party by reason of being a director or officer of the Company if:

•	the director or officer acted honestly and in good faith with a view to the best interests of the Company; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful.

Under the Business Corporations Act (Alberta), we may purchase and maintain insurance for the benefit of our directors and officers against any liability incurred in their capacity as directors or officers, except where the liability relates to a failure to act honestly and in good faith with a view to the best interests of the Company.

Transfer Agent and Registrar

The transfer agents and registrars for our common shares are Computershare Trust Company and Computershare Trust Company of Canada.

Listing

Our common shares is listed on the Nasdaq Global Select Market under the symbol “TESO.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common shares, first preferred shares or second preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, will be filed with the SEC in connection with the offering of particular warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

We encourage you to carefully review and consider the complete provisions of the applicable warrant agreement and warrant certificate before investing in our warrants.

The applicable prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, which may include, without limitation, one or more of the following:

•	the title or designation of the warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the securities purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities purchasable upon exercise of, such warrants may be purchased;

•	provisions for changes to or adjustments in the exercise price of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax and Canadian federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

Set forth below is a description of the general terms and conditions of the units that may be offered under this prospectus. The specific terms and conditions of the units will be described in a supplement to this prospectus. We encourage you to carefully review and consider the complete provisions of the applicable unit agreement before investing in our units.

We may issue units that include common shares, first preferred shares, second preferred shares and/or warrants or any combination of such securities. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units, which may include, without limitation, one or more of the following:

•	the terms of the units and of any of the common shares, first preferred shares, second preferred shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

General

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us or them to deliver securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use securities received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions;

•	enter into option or other types of transactions that require us to deliver securities to a broker-dealer or an affiliate thereof, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to a broker-dealer or an affiliate thereof, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus.

The securities described in this prospectus may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices or negotiated prices. Any of the prices may represent a discount from the prevailing market prices.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number or amount of securities being offered; the purchase price or initial public offering price of the securities; the names of any underwriters, dealers or agents; the net proceeds to us from the sale of the securities; any delayed delivery arrangements; any underwriting discounts, commissions and other items constituting compensation from us; any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any commissions paid to agents.

Market Making and Stabilization

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market, other than shares of our common shares, which are listed on the Nasdaq Global Select Market. We may elect to list any series of offered securities on an exchange and any such listing with respect to these other securities will be described in the applicable prospectus supplement. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market.

Underwriters and Agents

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Dealers

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Subscription Offerings

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriting Compensation

We will bear costs relating to all of the securities being registered under this registration statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus will be passed upon for us by Norton Rose Fulbright Canada LLP. Legal counsel to any underwriters, dealers or agents will be named in the applicable prospectus supplement and may pass upon legal matters for such underwriters, dealers or agents.

EXPERTS

The consolidated financial statements of Tesco Corporation appearing in Tesco Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Tesco Corporation’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, including therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Tesco Corporation for the year ended December 31, 2013 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent public accounting firm, given on the authority of said firm as experts in accounting and auditing.

7,000,000 Shares

Tesco Corporation

Common Shares

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

June    , 2016